Exhibit 99.1

FOR IMMEDIATE RELEASE

Nu Skin Enterprises Reports Fourth Quarter and Full-year 2024 Results
Above Company Revenue Guidance

Company provides initial outlook for Q1 and FY 2025

PROVO, Utah — Feb. 13, 2025 — Nu Skin Enterprises Inc. (NYSE: NUS) today announced fourth quarter and full-year 2024 results above its latest revenue guidance.

Executive Summary
Q4 2024 vs. Prior-year Quarter

Revenue	$445.6 million; (8.8)% • (4.1)% FX impact or $(20.1) million • Rhyz revenue $83.1 million; 27.7%
Earnings Per Share (EPS)	$(0.73) or $0.38 excluding restructuring and other charges, compared to $0.15 or $0.37 excluding restructuring and other charges
Customers	831,972; (15)%
Paid Affiliates	144,874; (13)% or (12)% excluding an adjustment to eligibility requirements
Sales Leaders	36,912; (16)%

Executive Summary
2024 vs. 2023

Revenue:	$1.73 billion; (12.0)% • (3.8)% FX impact or $(76.1) million • Rhyz revenue $286.6 million; 32.3%
Earnings Per Share (EPS):	$(2.95) or $0.84 excluding restructuring and other charges, compared to $0.17 or $1.85 excluding inventory write-off and other charges

“We were pleased to beat our fourth quarter revenue guidance, generate sequential revenue growth and exceed our adjusted earnings as we materially completed our restructuring plan,” said Ryan Napierski, Nu Skin president and CEO. “As we look ahead to 2025, we anticipate improving business trends and a return to year-over-year growth in several of our markets but also anticipate continued economic challenges and poor consumer sentiment, particularly in Greater China and South Korea.

Nu Skin Enterprises Reports Fourth Quarter and 2024 Financial Results	page 2
“This year we will focus on strengthening our core Nu Skin business with the continued rollout of our enhanced sales performance compensation plan in several markets as well as accelerating growth in developing markets including Latin America,” continued Napierski. “We are also excited for Prysm iO™, an exclusive intelligent wellness device that will provide consumers with the nutritional insights needed to look, live and feel better. We anticipate the introduction later this year of this breakthrough technology will infuse energy and future growth for the nutrition side of the business. Also, we were pleased with the strategic transaction of Mavely for $250 million, which strengthened our balance sheet and underscored the value of Rhyz to incubate and scale meaningful business, as we continue to invest in and advance our Rhyz segments.”

Q4 2024 Year-over-year Operating Results

Revenue	$445.6 million compared to $488.6 million • (4.1)% FX impact or $(20.1) million • Rhyz revenue $83.1 million; 27.7%
Gross Margin	62.7% or 71.4% excluding inventory write-off compared to 72.1% • Nu Skin business was 67.5% or 76.6% excluding inventory write-off compared to 77.4%
Selling Expenses	37.1% compared to 37.1% • Nu Skin business was 40.3% compared to 40.8%
G&A Expenses	27.1% compared to 29.7%
Operating Margin	(11.9)% or 7.7% excluding restructuring and other charges compared to 3.3% or 6.4% excluding restructuring and other charges
Interest Expense	$5.9 million compared to $7.4 million
Other Income	$1.1 million compared to $0.6 million
Income Tax Rate	37.5% or 36.6% excluding restructuring and other charges compared to 21.9% or 24.9% excluding restructuring and other charges
EPS	$(0.73) or $0.38 excluding restructuring and other charges compared to $0.15 or $0.37 excluding restructuring and other charges

Nu Skin Enterprises Reports Fourth Quarter and 2024 Financial Results	page 3
Stockholder Value

Dividend Payments	$3.0 million
Stock Repurchases	$0.0 million • $162.4 million remaining in authorization

Q1 and Full-year 2025 Outlook

Q1 2025 Revenue	$345 to $365 million; (17)% to (13)% • Approximately (3)% FX impact
Q1 2025 EPS	$2.65 to $2.75 or $0.10 to $0.20 excluding the gain from the Mavely transaction
2025 Revenue	$1.48 to $1.62 billion; (15)% to (6)% or (11)% to (3)% excluding Mavely revenue in 2024 • Approximately (3)% FX impact
2025 EPS	$3.45 to $3.85 or $0.90 to $1.30 excluding the gain from the Mavely transaction

“We are encouraged by our recent progress in strengthening our business by driving sequential growth in our core Nu Skin business, improving operational efficiencies and delivering strong cash flow,” said James D. Thomas, chief financial officer. “As we look ahead to 2025, our annual revenue guidance is $1.48 to $1.62 billion, with an approximate 3% foreign currency headwind. We anticipate reported EPS of $3.45 to $3.85 and growth in our adjusted EPS, which we estimate to be $0.90 to $1.30, excluding the gain from the sale of Mavely. For the first quarter, which is typically our lowest quarter due to seasonality of our business, we project revenue of $345 to $365 million. This assumes a negative foreign currency impact of approximately 3%, with reported earnings per share of $2.65 to $2.75 or $0.10 to $0.20, excluding the gain from the sale of Mavely. As we’ve executed on our restructuring plan and improved our cost structure, we are better positioned to execute our strategy and drive earnings growth in 2025.”

Conference Call
The Nu Skin Enterprises management team will host a conference call with the investment community today at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company’s website at ir.nuskin.com. A replay of the webcast will be available on the same page through Feb. 27, 2025.

Nu Skin Enterprises Reports Fourth Quarter and 2024 Financial Results	page 4
About Nu Skin Enterprises Inc.
The Nu Skin Enterprises Inc. (NYSE: NUS) family of companies includes Nu Skin and Rhyz Inc. Nu Skin is an integrated beauty and wellness company, powered by a dynamic affiliate opportunity platform, which operates in nearly 50 markets worldwide. Backed by 40 years of scientific research, the company’s products help people look, feel and live their best with brands including Nu Skin® personal care, Pharmanex® nutrition and ageLOC® anti-aging, which includes an award-winning line of beauty device systems. Formed in 2018, Rhyz is a synergistic ecosystem of consumer, technology and manufacturing companies focused on innovation within the beauty, wellness and lifestyle categories.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the macro environment, business trends, the company’s performance, growth and growth opportunities, investments, initiatives, rollout of the enhanced sales performance compensation plan, new product introductions, and performance of our Rhyz segments; projections regarding revenue, expenses, tax rates, earnings per share, foreign currency fluctuations, uses of cash and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “anticipate,” “accelerate,” “vision,” “continue,” “outlook,” “guidance,” “improve,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

•	economic conditions and events globally;
•	competitive pressures in the company’s markets;
•	risk that epidemics and related disruptions, or other crises could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;

Nu Skin Enterprises Reports Fourth Quarter and 2024 Financial Results	page 5
•	political, legal, tax and regulatory uncertainties, including trade policies, associated with operating in Mainland China and other international markets;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements; and

•
the company’s future tax-planning initiatives, any prospective or retrospective increases in duties or tariffs on the company’s products imported into the company’s markets outside of the United States, and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

Earnings per share, gross margin, operating margin and income tax rate, each excluding inventory write-off charges, restructuring charges, the gain from the Mavely sale, and/or other charges, as well as revenue growth rate excluding Mavely 2024 revenue, also are non-GAAP financial measures.
•	Inventory write-off charges and restructuring charges are not part of the ongoing operations of our underlying business;
•	Mavely revenue is no longer included in our operations following our sale of this business on January 2, 2025; and
•	the gain from the Mavely sale, legal accrual, and non-recurring foreign tax charge that have been excluded in the non-GAAP financial measures are not typical for our ongoing operations.

The company believes that these non-GAAP financial measures are useful to investors, lenders and analysts because removing the impact of these items facilitates period-to-period comparisons of the company’s performance. Please see the reconciliations of these items to our earnings per share, gross margin, operating margin, income tax rate and revenue growth rate calculated under GAAP, below.

Nu Skin Enterprises Reports Fourth Quarter and 2024 Financial Results	page 6
The following table sets forth revenue for the three-month periods ended December 31, 2024, and 2023 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended December 31,			Constant- Currency
	2024	2023	Change	Change
Nu Skin
Americas	$85,356	$97,753	(12.7)%	3.8%
Southeast Asia/Pacific	64,925	66,889	(2.9)%	(3.4)%
Mainland China	56,438	71,516	(21.1)%	(21.2)%
Japan	47,512	50,966	(6.8)%	(3.8)%
Europe & Africa	42,600	47,892	(11.0)%	(10.1)%
South Korea	33,423	48,380	(30.9)%	(26.7)%
Hong Kong/ Taiwan	32,549	41,209	(21.0)%	(20.0)%
Other	(354)	(1,066)	66.8%	67.0%
Total Nu Skin	362,449	423,539	(14.4)%	(9.7)%
Rhyz
Manufacturing	47,882	50,363	(4.9)%	(4.9)%
Rhyz Other	35,221	14,738	139.0%	139.0%
Total Rhyz	83,103	65,101	27.7%	27.7%
Total	$445,552	$488,640	(8.8)%	(4.7)%

The following table sets forth revenue for the years ended December 31, 2024, and 2023 for each of our reportable segments (U.S. dollars in thousands):

	Year Ended December 31,			Constant- Currency
	2024	2023	Change	Change
Nu Skin
Americas	$322,516	$398,222	(19.0)%	(8.2)%
Southeast Asia/Pacific	244,846	267,206	(8.4)%	(6.4)%
Mainland China	235,235	298,079	(21.1)%	(19.7)%
Japan	181,557	207,833	(12.6)%	(5.9)%
Europe & Africa	164,164	192,352	(14.7)%	(14.6)%
South Korea	163,706	236,099	(30.7)%	(27.7)%
Hong Kong/ Taiwan	130,610	153,589	(15.0)%	(13.3)%
Other	2,832	(858)	430.1%	430.3%
Total Nu Skin	1,445,466	1,752,522	(17.5)%	(13.2)%
Rhyz
Manufacturing	201,430	181,395	11.0%	11.0%
Rhyz Other	85,188	35,214	141.9%	141.9%
Total Rhyz	286,618	216,609	32.3%	32.3%
Total	$1,732,084	$1,969,131	(12.0)%	(8.2)%

Nu Skin Enterprises Reports Fourth Quarter and 2024 Financial Results	page 7
The following table provides information concerning the number of Customers, Paid Affiliates and Sales Leaders in our core Nu Skin business for the three-month periods ended December 31, 2024, and 2023:

	Three Months Ended December 31,
	2024	2023	Change
Customers
Americas	227,556	231,183	(2)%
Southeast Asia/Pacific	82,956	106,471	(22)%
Mainland China	150,731	207,276	(27)%
Japan	110,069	113,670	(3)%
Europe & Africa	133,306	163,178	(18)%
South Korea	81,301	103,151	(21)%
Hong Kong/Taiwan	46,053	52,110	(12)%
Total Customers	831,972	977,039	(15)%

Paid Affiliates
Americas	28,361	31,910	(11)%
Southeast Asia/Pacific(1)	26,310	34,404	(24)%
Mainland China	22,125	25,889	(15)%
Japan	22,318	22,417	—
Europe & Africa	16,860	18,888	(11)%
South Korea(1)	17,939	22,166	(19)%
Hong Kong/Taiwan	10,961	11,212	(2)%
Total Paid Affiliates	144,874	166,886	(13)%

Sales Leaders
Americas	6,778	7,126	(5)%
Southeast Asia/Pacific	5,288	6,418	(18)%
Mainland China	8,969	11,296	(21)%
Japan	6,780	7,086	(4)%
Europe & Africa	3,343	3,968	(16)%
South Korea	3,343	5,249	(36)%
Hong Kong/Taiwan	2,411	2,916	(17)%
Total Sales Leaders	36,912	44,059	(16)%

(1)
The December 31, 2024, number is affected by a change in eligibility requirements for receiving certain rewards within our compensation structure, to more narrowly focus on those affiliates who are actively building a consumer base. We plan to implement these changes in additional segments over the next several quarters. We estimate the change in eligibility requirements resulted in a reduction of approximately 1 thousand for Southeast Asia/Pacific and South Korea.

●
“Customers” are persons who have purchased directly from the Company during the three months ended as of the date indicated. Our Customer numbers include members of our sales force who made such a purchase, including Paid Affiliates and those who qualify as Sales Leaders, but they do not include consumers who purchase directly from members of our sales force.

●
“Paid Affiliates” are any Brand Affiliates, as well as members of our sales force in Mainland China, who earned sales compensation during the three-month period. In all of our markets besides Mainland China, we refer to members of our independent sales force as “Brand Affiliates” because their primary role is to promote our brand and products through their personal social networks.

●
“Sales Leaders” are the three-month average of our monthly Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who achieved certain qualification requirements as of the end of each month of the quarter.

Nu Skin Enterprises Reports Fourth Quarter and 2024 Financial Results	page 8
NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$445,552	$488,640	$1,732,084	$1,969,131
Cost of sales	166,405	136,215	550,233	611,850
Gross profit	279,147	352,425	1,181,851	1,357,281

Operating expenses:
Selling expenses	165,422	181,326	652,039	742,365
General and administrative expenses	120,930	145,033	479,037	546,858
Restructuring and impairment expenses	45,876	10,003	202,360	19,790
Total operating expenses	332,228	336,362	1,333,436	1,309,013

Operating income (loss)	(53,081)	16,063	(151,585)	48,268
Interest expense	5,864	7,368	26,409	25,560
Other income, net	1,143	633	2,943	3,870

Income (loss) before provision for income taxes	(57,802)	9,328	(175,051)	26,578
Provision (benefit) for income taxes	(21,697)	2,046	(28,457)	17,983

Net income (loss)	$(36,105)	$7,282	$(146,594)	$8,595

Net income (loss) per share:
Basic	$(0.73)	$0.15	$(2.95)	$0.17
Diluted	$(0.73)	$0.15	$(2.95)	$0.17

Weighted-average common shares outstanding (000s):
Basic	49,712	49,411	49,662	49,711
Diluted	49,712	49,479	49,662	49,860

Nu Skin Enterprises Reports Fourth Quarter and 2024 Financial Results	page 9
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$186,883	$256,057
Current investments	11,111	11,759
Accounts receivable, net	50,784	58,695
Inventories, net	190,242	279,978
Prepaid expenses and other	72,643	81,066
Current assets held for sale	26,936	14,316
Total current assets	538,599	701,871

Property and equipment, net	379,595	432,965
Operating lease right-of-use assets	72,605	90,107
Goodwill	83,625	218,166
Other intangible assets, net	74,278	95,260
Other assets	298,008	247,606
Long-term assets held for sale	22,204	22,651
Total assets	$1,468,914	$1,808,626

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$34,880	$43,113
Accrued expenses	217,808	253,702
Current portion of long-term debt	30,000	25,000
Current liabilities held for sale	13,919	7,056
Total current liabilities	296,607	328,871

Operating lease liabilities	58,439	70,943
Long-term debt	363,613	478,040
Other liabilities	97,475	106,641
Long-term liabilities held for sale	1,325	2,163
Total liabilities	817,459	986,658

Commitments and contingencies

Stockholders’ equity
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	627,787	621,853
Treasury stock, at cost – 40.8 million and 41.1 million shares	(1,563,614)	(1,570,440)
Accumulated other comprehensive loss	(124,758)	(100,006)
Retained earnings	1,711,949	1,870,470
Total stockholders’ equity	651,455	821,968
Total liabilities and stockholders’ equity	$1,468,914	$1,808,626

Nu Skin Enterprises Reports Fourth Quarter and 2024 Financial Results	page 10
NU SKIN ENTERPRISES, INC.
Reconciliation of Gross Margin Excluding Impact of Inventory Write-off to GAAP Gross Margin
(in thousands, except for percentages)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Gross Profit	$279,147	$352,425	$1,181,851	$1,357,281
Impact of inventory write-off	38,765	-	38,765	65,728
Adjusted Gross Profit	$317,912	$352,425	$1,220,616	$1,423,009

Gross Margin	62.7%	72.1%	68.2%	68.9%
Gross Margin, excluding inventory write-off impact	71.4%	72.1%	70.5%	72.3%

Revenue	$445,552	$488,640	$1,732,084	$1,969,131

NU SKIN ENTERPRISES, INC.
Reconciliation of Core Nu Skin Business Gross Margin Excluding Impact of Inventory Write-off to GAAP Gross Margin
(in thousands, except for percentages)

	Three months ended December 31,
	2024	2023
Gross Profit	$244,754	$327,786
Impact of inventory write-off	32,704	-
Adjusted Gross Profit	$277,458	$327,786

Gross Margin	67.5%	77.4%
Gross Margin, excluding inventory write-off impact	76.6%	77.4%

Revenue	$362,449	$423,539

Nu Skin Enterprises Reports Fourth Quarter and 2024 Financial Results	page 11
NU SKIN ENTERPRISES, INC.
Reconciliation of Operating Margin Excluding Impact of Certain Charges to GAAP Operating Margin
(in thousands, except for percentages)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Operating Income	$(53,081)	$16,063	$(151,585)	$48,268
Impact of inventory write-off	38,765	-	38,765	65,728
Impact of restructuring and impairment	45,876	10,003	202,360	19,790
Impact of other charges(1)	2,940	5,260	2,940	5,260
Adjusted operating income	$34,500	$31,326	$92,480	$139,046

Operating margin	(11.9)%	3.3%	(8.8)%	2.5%
Operating margin, excluding impact of restructuring and other charges	7.7%	6.4%	5.3%	7.1%

Revenue	$445,552	$488,640	$1,732,084	$1,969,131

(1) Other charges for the fourth quarter and full year 2024 consist of transaction-related expenses incurred related to the sale of Mavely. Other charges for the fourth quarter and full year 2023 consist of a legal contingency ($3.0 million) and a non-recurring foreign tax charge ($2.3 million).

Nu Skin Enterprises Reports Fourth Quarter and 2024 Financial Results	page 12
NU SKIN ENTERPRISES, INC.
Reconciliation of Effective Tax Rate Excluding Impact of Certain Charges to GAAP Effective Tax Rate
(in thousands, except for percentages)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Provision (benefit) for income taxes	$(21,697)	$2,046	$(28,457)	$17,983
Impact of restructuring on provision for income taxes	32,604	4,081	55,674	7,324
Provision for income taxes, excluding impact of restructuring	$10,907	$6,127	$27,217	$25,307

Income (loss) before provision for income taxes	(57,802)	9,328	(175,051)	26,578
Impact of inventory write-off	38,765	-	38,765	65,728
Impact of restructuring and impairment	45,876	10,003	202,360	19,790
Impact of other charges(1)	2,940	5,260	2,940	5,260
Income before provision for income taxes, excluding impact of restructuring and other charges	$29,779	$24,591	$69,014	$117,356

Effective tax rate	37.5%	21.9%	16.3%	67.7%
Effective tax rate, excluding impact of restructuring and other charges	36.6%	24.9%	39.4%	21.6%

(1) Other charges for the fourth quarter and full year 2024 consist of transaction-related expenses incurred related to the sale of Mavely. Other charges for the fourth quarter and full year 2023 consist of a legal contingency ($3.0 million) and a non-recurring foreign tax charge ($2.3 million).

Nu Skin Enterprises Reports Fourth Quarter and 2024 Financial Results	page 13
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Certain Charges to GAAP Earnings Per Share
(in thousands, except for per share amounts)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net income	$(36,105)	$7,282	$(146,594)	$8,595
Impact of Inventory Write-off:
Inventory write-off	38,765	-	38,765	65,728
Tax impact	(14,643)	-	(14,643)	(4,866)
Impact of restructuring and impairment expense:
Restructuring and impairment	45,876	10,003	202,360	19,790
Tax impact	(17,329)	(3,088)	(40,399)	(1,465)
Impact of other charges(1)
Impact of other charges	2,940	5,260	2,940	5,260
Tax impact	(632)	(993)	(632)	(993)
Adjusted net income	$18,872	$18,464	$41,797	$92,049

Diluted earnings per share	$(0.73)	$0.15	$(2.95)	$0.17
Diluted earnings per share, excluding impact of restructuring and other charges	$0.38	$0.37	$0.84	$1.85

Weighted-average common shares outstanding (000)	49,712	49,479	49,662	49,860

(1) Other charges for the fourth quarter and full year 2024 consist of transaction-related expenses incurred related to the sale of Mavely. Other charges for the fourth quarter and full year 2023 consist of a legal contingency ($3.0 million) and a non-recurring foreign tax charge ($2.3 million).

Nu Skin Enterprises Reports Fourth Quarter and 2024 Financial Results	page 14
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Mavely Sale to GAAP Earnings Per Share

	Three months ended March 31, 2025		Year ended December 31, 2025
	Low end	High end	Low end	High end
Earnings Per Share	$2.65	$2.75	$3.45	$3.85
Impact of Mavely Sale:
Pre-tax Mavely sale gain	(3.40)	(3.40)	(3.40)	(3.40)
Tax impact	0.85	0.85	0.85	0.85
Adjusted EPS	$0.10	$0.20	$0.90	$1.30

NU SKIN ENTERPRISES, INC.
Reconciliation of Revenue Growth Rates Excluding Mavely 2024 Revenue to GAAP Revenue Growth Rates
(in thousands, except for percentages)

	Three months ended March 31, 2025		Year ended December 31, 2025
	Low end	High end	Low end	High end
2024 Revenue	$417,306	$417,306	$1,732,084	$1,732,084
Less: Mavely 2024 Revenue	6,970	6,970	69,620	69,620
2024 Revenue, excluding Mavely	$410,336	$410,336	$1,662,464	$1,662,464

Revenue Growth Rate	(17)%	(13)%	(15)%	(6)%
Revenue Growth Rate, excluding Mavely 2024 Revenue	(16)%	(11)%	(11)%	(3)%

2025 Forecasted Revenue	$345,000	$365,000	$1,480,000	$1,620,000

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577